SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6906

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce the initiation of detailed exploration to evaluate the 10,000 foot long high-grade vein target at its 100% controlled Dun Glen Project in Pershing County, Nevada.  New surface rock chip samples of the Gold Bug area have returned up to 1.6 ounces of gold per ton in supporting pillars left by mining done in the early 1900’s.  Six of sixteen samples collected returned values greater than .1 ounce of gold per ton.

Sample No.	Project	Description	Gold (oz Au/ton)
JHDG02	Dun Glen	Surface decline with 2’-2.5’ vein	.662
JHDG05	Dun Glen	Pillar in stope: 2’ vein (Gold Bug)	1.579
JHDG06	Dun Glen	Composite of two pillars: 2’ vein	.144

JHDG07	Dun Glen	Auld Lang Syne open cut; select	.275
JHDG13	Dun Glen	Black Hole Mine (Reruns indicate high-grade nugget effect)	.135 (>.3 in initial Assay)
JHDG15	Dun Glen	Black Hole Mine; Select Dump Sample	.527

The recent high-grade results and review of the project data strongly supports our initial assessment that:

  Sampling and historic workings indicate the high gold grades (.5 to + 1 ounces of gold per ton) and the orientation of the Dun Glen vein system are similar to other high-grade veins currently being mined in Nevada (Midas-Ken Snyder Mine) and Canada (Gold Corp.)

  Historic underground mining does not appear to have gone deeper than approximately 250 feet

  The steeply dipping veins can be drill tested from the surface

The planned exploration will include detailed surface mapping of the veins and historic workings combined with an intensive, focused rock chip-sampling program.  Drill testing will be done to test the most favorable zones along the Dun Glen Vein system for continuity of grade down dip along strike extensions.  We are currently evaluating all the relevant data and a timeline for the drill program will be announced when a definitive date is available.

The Dun Glen Property covers a high-grade vein zone on the western flank of the East Range; approximately 25 miles southwest of Winnemucca and 21 miles north of the Florida Canyon Mine (Apollo Gold).  Historic gold production of 50,000 to 75,000 ounces lode gold and over 200,000 ounces of district placer gold indicates the high potential for this area. No significant drilling or modern surface work has explored the obvious down dip or strike extensions of historic or surface mineralization.

Golden Patriot, Corp.

We are actively engaged in the acquisition and exploration of high priority gold properties in northern Nevada. To date our holdings total 152 claims covering 2935 acres.  With our team of highly skilled, experienced management and geologists, we are taking steps toward development.

If you have any questions or would like to be added to our email list please call 1-866-465-3616 or email us at info@goldenpatriotcorp.com

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         April 21, 2004